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                     BANC ONE INVESTMENT MANAGEMENT GROUP
                           CORPORATE TRUST SERVICES
                    CORPORATE TRUST ACCOUNT ADMINISTRATION

  Southpoint Structured Assets, Inc. FHLB Security-Backed Trust, Series 1997-1
                $7,000,000 7.10% Certificate due April 25, 2007

          Report to Certificateholders on 4/25/98

This report is being prepared pursuant to Section 4.03 of the Standard Terms of Trust Agreements dated November 1, 1996 between Southpoint Structured Assets, Inc., as Depositor and Bank One, West Virginia, N.A., as Trustee:

     CUSIP NUMBER:                                   844653AA3
     Principal Amount of Security                $7,000,000.00
     Current Interest Rate of Security                   7.15%
     Reporting Unit                                   1,000.00
     Accrual Period - Beg                             10/25/97
     Accrual Period - End                             04/24/98
     Record Date                                      04/24/98
     Fixed or Variable Rate                              Fixed
     Maturity Date                                  04/25/2007

     Amounts received as of last pmt. date       $  250,250.00

     BEGINNING PRINCIPAL BAL                     $7,000,000.00

     INTEREST:

     Pass-Through Rate                                   7.10%
     Certificates Interest Distributed           $  248,500.00
     Retained Interest Distributed               $      550.00
     Trust Expenses                              $    1,200.00
     Unpaid Accrued Interest                     $        0.00

     PRINCIPAL:

     Principal Distributed                       $        0.00
     Advances Distributed:

     PREPAYMENT PREMIUM:
     Amount Distributed                          $        0.00

     TOTAL DISTRIBUTION                          $  250,250.00

     ENDING PRINCIPAL BALANCE                    $7,000,000.00

     PER UNIT:
     Beginning Principal Balance                  1,000.000000
     Interest Distributed                    248.50 per $1,000
     Principal Distributed                            0.000000
     Prepayment Penalty Distributed                   0.000000
     Total Distributed                       248.50 per $1,000
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